                                                                     EXHIBIT 3.1

                           BUSINESS CORPORATIONS ACT
                                  (SECTION 6)

ALBERTA
REGISTRIES


                                                       ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------
1.       NAME OF CORPORATION:

         GEO-CAN ENERGY INC.

--------------------------------------------------------------------------------

2. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

         See Schedule "A" attached hereto and forming part of these Articles of Incorporation.

3.       RESTRICTIONS, IF ANY, ON SHARE TRANSFERS:

         The transfer of shares is restricted; no share of the Corporation shall be transferred without the approval of the Board of Directors.

4.       NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS:

         Minimum of One (1); Maximum of Eleven (11).

5.       RESTRICTIONS, IF ANY, ON BUSINESS THE CORPORATION MAY CARRY ON:

         None.

6.       OTHER PROVISIONS, IF ANY:

         See Schedule "B" attached hereto and forming part of these Articles of Incorporation.

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7.       INCORPORATOR:
                                                          DATE: January 08, 1998
--------------------------------------------------------------------------------
NAMES                   ADDRESS (INCLUDE POSTAL CODE)         SIGNATURE
--------------------------------------------------------------------------------

WILLIAM C. GUINAN           1000 Canterra Tower
                          400 Third Avenue S.W.
                            Caglary, Alberta
                                T2P 4H2

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FOR DEPARTMENTAL USE ONLY


CCA-06.101


                                        INCORPORATION DATE:
                                                           ---------------------



CORP\DEPTFORM\ABCA\FORM 1



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                                  SCHEDULE "A"

          ATTACHED TO AND FORMING PART OF THE ARTICLES OF INCORPORATION
                                       OF

                               GEO-CAN ENERGY INC.


THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:

AN UNLIMITED NUMBER OF CLASS "A" COMMON VOTING SHARES, the holders of which are entitled:

(a) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class "B" Common voting shares, the Class "C" Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class "A" Common voting shares of the Corporation;

(c) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

(d) to the rights, privileges and restrictions normally attached to common shares;


AN UNLIMITED NUMBER OF CLASS "B" COMMON VOTING SHARES, the holders of which are entitled:

(a) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

(b) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class "A" Common voting shares, the Class "C" Common non-voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class "B" Common voting shares of the Corporation;

(c) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

(d) to the rights, privileges and restrictions normally attached to common shares;

AN UNLIMITED NUMBER OF CLASS "C" COMMON NON-VOTING SHARES, the holders of which are entitled:

(a) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Class "A" Common voting shares, the Class "B" Common voting shares and the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Class "C" Common non-voting shares of the Corporation; and

(b) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation;

AN UNLIMITED NUMBER OF PREFERRED SHARES, which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(a) the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

(b) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (4)(a); and

(c) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate ratably in respect of accumulated dividends and return of capital.



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                                  SCHEDULE "B"

          ATTACHED TO AND FORMING PART OF THE ARTICLES OF INCORPORATION
                                       OF

                               GEO-CAN ENERGY INC.




OTHER RULES OR PROVISIONS

1. The number of shareholders for the time being of the Corporation shall be limited to fifty (50) or less (exclusive of persons who are in the employment of the Corporation or that of an affiliate, and persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in such employment and have continued after the termination of such employment, to be shareholders of the Corporation) provided that where two or more persons hold one or more shares in the Corporation jointly, they shall be treated as a single shareholder.

2. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

3. No invitation shall be made to the public to subscribe for any shares, debentures or securities (as the term "securities" is defined by the Securities Act (Alberta) or any successor legislation) of the Corporation.



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ALBERTA                                           NOTICE OF ADDRESS OR NOTICE OF
REGISTRIES                                                     CHANGE OF ADDRESS
                                                       Business Corporations Act
                                                                      Section 19

THIS FORM WILL BE REJECTED IF NOT PROPERLY COMPLETED


1.       NAME OF CORPORATION                                           2.       CORPORATE ACCESS NUMBER

         GEO-CAN ENERGY INC.                                               207662032

====================================================================================================================

3.       ADDRESS OF REGISTERED OFFICE (P.O. Box number CAN ONLY be used by a Society)
====================================================================================================================
Street                                      City/Town                  Province                  Postal Code

1000, 400 Third Avenue S.W.                  Calgary                    Alberta                    T2P 4H2
====================================================================================================================

OR

====================================================================================================================
LEGAL LAND DESCRIPTION Section             Township                      Range                      Meridian

N/A
====================================================================================================================

4.       RECORDS ADDRESS (P.O. Box number CANNOT be used)
====================================================================================================================
Street                                     City/Town                  Province                  Postal Code

1000, 400 Third Avenue S.W.                Calgary                      Alberta                   T2P 4H2
====================================================================================================================

OR

====================================================================================================================
LEGAL LAND DESCRIPTION Section              Township                     Range                    Meridian

N/A
====================================================================================================================

5.       ADDRESS FOR SERVICE BY MAIL (if different from Item 3)
         [NOTE:   IF THIS IS A CHANGE, PLEASE READ INSTRUCTIONS CAREFULLY.]
====================================================================================================================

Postal Office Box Only                      City/Town                  Province                   Postal Code

N/A
====================================================================================================================

DATED:   January 08, 1998




Per:     William C. Guinan
         -----------------------------------
         Title: Incorporator



                                          =====================================
                                                  FOR OFFICE USE ONLY

                                          =====================================


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